EXHIBIT 23.1





                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


         As independent public accountants, we hereby consent to the incorporation by reference in this Form S-8 Registration Statement of Aerial Communications, Inc. of our reports, dated January 29, 1997, on the consolidated financial statements and schedule of Aerial Communications, Inc. and Subsidiaries for the year ended December 31, 1996, included in the Aerial Communications, Inc. Annual Report on Form 10-K for the year ended December 31, 1996, and to all references to our Firm included in this Form S-8 Registration Statement.



                                    ARTHUR ANDERSEN LLP





Chicago, Illinois
August 1, 1997


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